Exhibit 99.1

For immediate release
Beyond Meat® Reports Second Quarter 2019 Financial Results

Net Revenues Increase 287% Year-Over-Year to $67.3 Million
Company Raises Full Year 2019 Outlook

EL SEGUNDO, Calif.—July 29, 2019 (GLOBE NEWSWIRE)—Beyond Meat, Inc. (NASDAQ:BYND) (“Beyond Meat” or “the Company”), a leader in plant-based meat, today reported financial results for its second quarter and six months ended June 29, 2019.
Second Quarter 2019 Financial Highlights Compared to Prior Year Period

•	Net revenues were $67.3 million, an increase of 287%;

•	Gross profit was $22.7 million, or 33.8% as a percentage of net revenues, compared to gross profit of $2.6 million, or 15.0% as a percentage of net revenues, in the year-ago period;

•	Net loss was $9.4 million, or a loss of $0.24 per common share, compared to net loss of $7.4 million, or a loss of $1.22 per common share in the year-ago period; and

•	Adjusted EBITDA, which is a non-GAAP financial measure, was $6.9 million compared to an Adjusted EBITDA loss of $5.6 million in the year-ago period.
See “Non-GAAP Financial Measures” below for how Beyond Meat defines Adjusted EBITDA and the financial table that accompanies this release for a reconciliation of this measure to the closest comparable GAAP measure.
“We are very pleased with our second quarter results which reflect continued strength across our business as evidenced by new foodservice partnerships, expanded distribution in domestic retail channels, and accelerating expansion in our international markets. We believe our positive momentum continues to demonstrate mainstream consumers’ growing desire for plant-based meat products both domestically and abroad,” said Ethan Brown, Beyond Meat’s President and Chief Executive Officer. “Looking ahead, we will continue to prioritize efforts to increase our brand awareness, expand our distribution channels, launch new innovative products, and invest in our infrastructure and internal capabilities in order to deliver against the robust demand we are seeing across our business.”
Second Quarter 2019
Net revenues increased 287% to $67.3 million in the second quarter of 2019 compared to $17.4 million in the second quarter of 2018. Growth in net revenues in the second quarter of 2019 was primarily due to an increase in sales volumes of products in our fresh platform across both our retail and restaurant and foodservice channels, driven by expansion in the number of retail and foodservice points of distribution, including new strategic customers, international customers, and greater demand from our existing customers.

	Three Months Ended		Change		Six Months Ended		Change
(in thousands)	June 29, 2019	June 30, 2018	Amount	%	June 29, 2019	June 30, 2018	Amount	%
Net revenues:
Gross Fresh Platform	$67,722	$15,119	$52,603	347.9%	$106,528	$24,715	$81,813	331.0%
Gross Frozen Platform	5,639	4,506	1,133	25.1%	10,151	9,254	897	9.7%
Less: Discounts	(6,110)	(2,258)	(3,852)	170.6%	(9,222)	(3,826)	(5,396)	141.0%
Net revenues	$67,251	$17,367	$49,884	287.2%	$107,457	$30,143	$77,314	256.5%

	Three Months Ended		Change		Six Months Ended		Change
(in thousands)	June 29, 2019	June 30, 2018	Amount	%	June 29, 2019	June 30, 2018	Amount	%
Net revenues:
Retail	$34,120	$11,684	$22,436	192.0%	$53,699	$20,972	$32,727	156.1%
Restaurant and Foodservice	33,131	5,683	27,448	483.0%	53,758	9,171	44,587	486.2%
Net revenues	$67,251	$17,367	$49,884	287.2%	$107,457	$30,143	$77,314	256.5%

Gross profit was $22.7 million, or 33.8% as a percentage of net revenues, in the second quarter of 2019, compared to $2.6 million, or 15.0% as a percentage of net revenues, in the prior-year period. The increase in gross profit and gross margin was primarily due to an increase in the amount of products sold, resulting in operating leverage and production efficiency improvements. A greater proportion of gross revenues from the Company's fresh platform also contributed to the improvement in gross margin.
Income from operations in the second quarter of 2019 was $2.2 million compared to loss from operations of $7.3 million in the second quarter of the prior year. This improvement was driven entirely by the year-over-year increase in net revenues and the resulting increase in gross profit, partially offset by higher operating expenses primarily due to higher absolute costs to support the Company’s expanded manufacturing and supply chain operations, higher administrative costs associated with being a public company, and continued investment in innovation and marketing capabilities.
Net loss was $9.4 million in the second quarter of 2019 compared to a net loss of $7.4 million in the prior-year period. The expanded net loss was primarily the result of $11.7 million in noncash expense associated with the remeasurement of warrant liability in connection with our initial public offering in May 2019.
Adjusted EBITDA was $6.9 million, or 10.2% as a percentage of net revenues, in the second quarter of 2019 compared to an Adjusted EBITDA loss of $5.6 million in the second quarter of 2018. Adjusted EBITDA is a non-GAAP financial measure defined under “Non-GAAP Financial Measures,” and is reconciled to net loss, its closest comparable GAAP measure, at the end of this release.
Chief Financial Officer and Treasurer, Mark Nelson commented, “We are pleased with the positive level of Adjusted EBITDA we achieved in the second quarter. The early benefits we are seeing on cost productivity across our supply chain and manufacturing network, in conjunction with solid demand through our customer partnerships, have helped deliver these strong gross margin and operating margin results.”
Balance Sheet and Cash Flow Highlights
The Company’s cash and cash equivalents balance was $277.0 million as of June 29, 2019 and total outstanding debt was $30.5 million. Net cash used in operating activities was $22.4 million for the six months ended June 29, 2019, compared to $12.7 million for the prior-year period. Capital expenditures totaled $7.5 million for the six months ended June 29, 2019 compared to $10.0 million for the prior-year period.
2019 Outlook
For the full year 2019, the Company is raising its guidance and now expects the following:

•	Net revenues to exceed $240 million, an increase of greater than 170% compared to 2018, updated from its prior expectation of net revenues to exceed $210 million; and

•	Adjusted EBITDA to be positive compared to prior expectations of break-even Adjusted EBITDA.
The Company does not provide guidance for net loss, the most directly comparable GAAP measure, and similarly cannot provide a reconciliation between its forecasted Adjusted EBITDA and net loss metrics without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.

Conference Call and Webcast
The Company will host a conference call and webcast with the executive management team to discuss these results with additional comments and details today at 4:30 p.m. Eastern, 1:30 p.m. Pacific. The conference call webcast will be available live over the Internet through the “Investors” section of the Company’s website at www.beyondmeat.com. To participate on the live call, dial 866-221-1171 from the U.S. and 270-215-9602 internationally. A telephone replay will be available approximately two hours after the call concludes through Monday, August 12, 2019, by dialing 855-859-2056 from the U.S., or 404-537-3406 from international locations, and entering confirmation code 6866428.
About Beyond Meat
Beyond Meat is one of the fastest growing food companies in the United States, offering a portfolio of revolutionary plant-based meats. Founded in 2009, Beyond Meat has a mission of building meat directly from plants, an innovation that enables consumers to experience the taste, texture and other sensory attributes of popular animal-based meat products while enjoying the nutritional and environmental benefits of eating its plant-based meat products. Beyond Meat’s brand commitment, “Eat What You Love,” represents a strong belief that by eating its portfolio of plant-based meats, consumers can enjoy more, not less, of their favorite meals, and by doing so, help address concerns related to human health, climate change, resource conservation and animal welfare. Beyond Meat’s portfolio of fresh and frozen plant-based proteins are currently sold at approximately 53,000 retail and foodservice outlets worldwide.

Forward-Looking Statements
Certain statements in this release constitute “forward-looking statements." These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Beyond Meat believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company’s Form 10-Q for the quarter ended June 29, 2019 filed with the Securities and Exchange Commission ("SEC") on July 29, 2019, as well as other factors described from time to time in the Company's filings with the SEC. Such forward-looking statements are made only as of the date of this release. Beyond Meat undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Contacts
Media:
Allison Aronoff
858-735-7344
aaronoff@beyondmeat.com

Investors:
Katie Turner
646-277-1228
Katie.turner@icrinc.com

BEYOND MEAT, INC.
Condensed Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Net revenues	$67,251	$17,367	$107,457	$30,143
Cost of goods sold	44,510	14,755	73,945	25,474
Gross profit	22,741	2,612	33,512	4,669

Research and development expenses	4,212	2,497	8,710	4,102
Selling, general and administrative expenses	15,515	7,043	26,692	12,780
Restructuring expenses	847	348	1,241	642
Total operating expenses	20,574	9,888	36,643	17,524
Income (loss) from operations	2,167	(7,276)	(3,131)	(12,855)

Other expense, net:
Interest expense	(741)	(28)	(1,474)	(75)
Remeasurement of warrant liability	(11,744)	(130)	(12,503)	(259)
Other income, net	898	38	1,039	97
Total other expense, net	(11,587)	(120)	(12,938)	(237)

Loss before taxes	(9,420)	(7,396)	(16,069)	(13,092)
Income tax expense	21	—	21	—
Net loss	$(9,441)	$(7,396)	$(16,090)	$(13,092)
Net loss per common share—basic and diluted	$(0.24)	$(1.22)	$(0.69)	$(2.21)
Weighted average common shares outstanding—basic and diluted	39,081,359	6,072,319	23,206,203	5,933,806

BEYOND MEAT, INC.
Condensed Balance Sheets
(In thousands, except share and per share data)
(unaudited)

	June 29, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$276,987	$54,271
Accounts receivable	34,388	12,626
Inventory	42,695	30,257
Prepaid expenses and other current assets	7,726	5,672
Total current assets	361,796	102,826
Property, plant, and equipment, net	34,473	30,527
Other non-current assets, net	792	396
Total assets	$397,061	$133,749
Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit):
Current liabilities:
Accounts payable	$27,383	$17,247
Wages payable	1,208	1,255
Accrued bonus	2,157	2,312
Accrued expenses and other current liabilities	3,622	2,391
Short-term borrowings under revolving credit line	6,000	—
Short-term capital lease liabilities	33	44
Stock warrant liability	—	1,918
Total current liabilities	$40,403	$25,167
Long-term liabilities:
Revolving credit line	$—	$6,000
Long-term portion of bank term loan, net	19,543	19,388
Equipment loan, net	4,924	5,000
Capital lease obligations and other long-term liabilities	406	404
Total long-term liabilities	$24,873	$30,792
Commitments and Contingencies
Convertible preferred stock	$—	$199,540
Stockholders’ equity (deficit):
Preferred stock, par value $0.0001 per share—500,000 shares authorized, none issued and outstanding	—	—
Common stock, par value $0.0001 per share—500,000,000 shares and 58,669,600 shares authorized at June 29, 2019 and December 31, 2018, respectively; 60,167,521 and 6,951,350 shares issued and outstanding at June 29, 2019 and December 31, 2018, respectively	6	1
Additional paid-in capital	477,541	7,921
Accumulated deficit	(145,762)	(129,672)
Total stockholders’ equity (deficit)	$331,785	$(121,750)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$397,061	$133,749

BEYOND MEAT, INC.
Condensed Statements of Cash Flows
(In thousands)
(unaudited)

	Six Months Ended
	June 29, 2019	June 30, 2018
Cash flows from operating activities:
Net loss	$(16,090)	$(13,092)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,957	1,620
Share-based compensation expense	2,678	710
Amortization of debt issuance costs	78	35
Change in preferred and common stock warrant liabilities	12,503	259
Net change in operating assets and liabilities:
Accounts receivables	(21,762)	(2,788)
Inventories	(12,438)	(6,178)
Prepaid expenses and other assets	(2,131)	(154)
Accounts payable	9,799	6,623
Accrued expenses and other current liabilities	1,028	259
Long-term liabilities	12	39
Net cash used in operating activities	$(22,366)	$(12,667)
Cash flows used in investing activities:
Purchases of property, plant and equipment	$(7,502)	$(9,973)
Proceeds from sale of fixed assets	232	—
Purchases of property, plant and equipment held for sale	(3,121)	—
Payment of security deposits	(487)	(60)
Net cash used in investing activities	$(10,878)	$(10,033)
Cash flows from financing activities:
Proceeds from issuance of common stock pursuant to the initial public offering, net of issuance costs	$255,448	$—
Proceeds from Series G preferred stock offering, net of offering costs	—	1,350
Proceeds from bank term loan borrowing	—	10,000
Repayments on revolving credit line	—	(2,500)
Repayment on term loan	—	(1,000)
Repayment of Missouri Note	—	(1,450)
Payments of capital lease obligations	(21)	(117)
Proceeds from exercise of stock options	533	871
Net cash provided by financing activities	$255,960	$7,154
Net increase (decrease) in cash and cash equivalents	$222,716	$(15,546)
Cash and cash equivalents at the beginning of the period	54,271	39,035
Cash and cash equivalents at the end of the period	$276,987	$23,489
(continued on next page)

	Six Months Ended
	June 29, 2019	June 30, 2018
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$1,445	$63
Taxes	$21	$3
Non-cash investing and financing activities:
Capital lease obligations for the purchase of property, plant and equipment	$—	$85
Issuance of convertible preferred stock warrants in connection with debt	$—	$248
Non-cash additions to property, plant and equipment	$1,003	$1,656
Deferred offering costs, accrued not yet paid	$578	$64
Non-cash additions to property, plant and equipment held for sale	$646	$—
Reclassification of warrant liability to additional paid-in capital in connection with the initial public offering	$14,421	$—
Conversion of convertible preferred stock to common stock upon initial public offering	$199,540	$—

Non-GAAP Financial Measures
Beyond Meat uses the following non-GAAP financial measures in assessing its operating performance and in its financial communications:
“Adjusted EBITDA” is defined as net loss adjusted to exclude, when applicable, income tax expense, interest expense, depreciation and amortization expense, restructuring expenses, share-based compensation expense, inventory losses from termination of an exclusive supply agreement with a co-manufacturer, costs of termination of an exclusive supply agreement with the same co-manufacturer, and expenses primarily associated with the conversion of our convertible notes and remeasurement of our preferred stock warrant liability and common stock warrant liability.
“Adjusted EBITDA as a % of net revenues” is defined as Adjusted EBITDA divided by net revenues.
We use Adjusted EBITDA and Adjusted EBITDA as a % of net revenues because they are important measures upon which our management assesses our operating performance. We use Adjusted EBITDA and Adjusted EBITDA as a % of net revenues as key performance measures because we believe these measures facilitate operating performance comparison from period-to-period by excluding potential differences primarily caused by the impact of restructuring, asset depreciation and amortization, non-cash share-based compensation and non-operational charges including the impact to cost of goods sold and selling, general and administrative expenses related to the termination of an exclusive co-manufacturing agreement, early extinguishment of convertible notes and remeasurement of warrant liability. Because Adjusted EBITDA and Adjusted EBITDA as a % of net revenues facilitate internal comparisons of our historical operating performance on a more consistent basis, we also use these measures for our business planning purposes. In addition, we believe Adjusted EBITDA and Adjusted EBITDA as a % of net revenues are widely used by investors, securities analysts, ratings agencies and other parties in evaluating companies in our industry as a measure of our operational performance.
There are a number of limitations related to the use of Adjusted EBITDA rather than net loss, which is the most directly comparable GAAP measure. Some of these limitations are:

•
Adjusted EBITDA excludes depreciation and amortization expense and, although these are non-cash expenses, the assets being depreciated may have to be replaced in the future increasing our cash requirements;

•	Adjusted EBITDA does not reflect interest expense, or the cash required to service our debt, which reduces cash available to us;

•	Adjusted EBITDA does not reflect income tax payments that reduce cash available to us;

•	Adjusted EBITDA does not reflect restructuring expenses that reduce cash available to us;

•	Adjusted EBITDA does not reflect share-based compensation expenses and therefore does not include all of our compensation costs;

•	Adjusted EBITDA does not reflect other income (expense) that may increase or decrease cash available to us; and

•	other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.
These non-GAAP financial measures should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies.

The following table presents the reconciliation of Adjusted EBITDA to its most comparable GAAP measure, net loss, as reported (unaudited):

	Three Months Ended		Six Months Ended
(in thousands)	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Net loss, as reported	$(9,441)	$(7,396)	(16,090)	(13,092)
Income tax expense	21	—	21	—
Interest expense	741	28	1,474	75
Depreciation and amortization expense	2,052	887	3,957	1,620
Restructuring expenses(1)	847	348	1,241	642
Share-based compensation expense	1,823	450	2,678	710
Remeasurement of warrant liability	11,744	130	12,503	259
Other income, net	(898)	(38)	(1,039)	(97)
Adjusted EBITDA	$6,889	$(5,591)	$4,745	$(9,883)

Net loss as a % of net revenues	(14.0)%	(42.6)%	(15.0)%	(43.4)%
Adjusted EBITDA as a % of net revenues	10.2%	(32.2)%	4.4%	(32.8)%
_____________

(1)	Primarily comprised of legal and other expenses associated with the dispute with a co-manufacturer with whom an exclusive supply agreement was terminated in May 2017.